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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 5, 2006

                            WESTBRIDGE RESEARCH GROUP
             (Exact Name of Registrant as Specified in Its Charter)

        California                      2-92261                 95-3769474
(State or Other Jurisdiction      (Commission File No.)        (IRS Employer
     of Incorporation)                                       Identification No.)


                    1150 Joshua Way, Vista, California 92083
                    (Address of principal executive offices)

                                 (760) 599-8855
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Westbridge Agricultural Products ("WAP"), a California corporation and a wholly-owned subsidiary of Westbridge Research Group, entered into a lease agreement on December 5, 2006 for approximately 19,504 square feet of space at 1260 Avenida Chelsea, Vista, California. The leased space will be used as the principal office, manufacturing and warehousing facilities of both companies. The lease commences on January 1, 2007 and has a term of eight (8) years. WAP has an option to extend the term for an additional three (3) years at the fair market rate at the time of extension. The rent under the lease for the initial year is approximately $13,650 per month, which rent increases by three percent (3%) each year. WAP must also pay certain other customary expenses under the lease.

         The Companies anticipate to fully occupy the leased space during the first half of 2007, following the installation of improvements. WAP's current leased premises remain under lease until March 31, 2008. The companies will use its current space for several months following the commencement of the new lease to facilitate the transition to the new leased premises and the continuation of their business without significant interruption.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WESTBRIDGE RESEARCH GROUP



Date: December 7, 2006                     By: /s/ Christine Koenemann
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                                               Christine Koenemann, President